EXHIBIT 21.1

                                  SUBSIDIARIES
                                  ------------

     THE COMPANY HAS FORMED MICHAEL ADAMS SECURITIES, INC., A DELAWARE CORPORATION, AS ITS WHOLLY OWNED SUBSIDIARY

     THE COMPANY HAS FORMED MACNETWORKS, INC., A DELAWARE CORPORATION, AS ITS WHOLLY OWNED SUBSIDIARY

     THE COMPANY HAS FORMED MARCELLUS GROUP, LLC, A NEW YORK LIMITED LIABILITY COMPANY, AS ITS WHOLLY OWNED SUBSIDIARY

     THE COMPANY HAS FORMED SPRINGBAY OIL COMPANY, INC., A NEW YORK CORPORATION, AS ITS MAJORITY OWNED (80%) SUBSIDIARY